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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2002

JONES PROGRAMMING PARTNERS 1-A, LTD.
(Exact name of registrant as specified in its charter)

Colorado	0-19075	84-1088820
(State of Organization)	(Commission File No.)	(IRS Employer Identification No.)

9697 E. Mineral Avenue, Englewood, CO 80112
(Address of principal executive office and Zip Code)

Registrant's telephone number, including area code (303) 792-3111

This amended Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on May 16, 2002.

Item 4. Changes in Registrant's Certifying Accountant.

        On May 13, 2002, Arthur Andersen LLP ("Andersen") was dismissed as the independent accountant for Jones Programming Partners 1-A, Ltd. (the "Registrant") as all of Andersen's remaining work regarding the Registrant's financial statements for the quarter ended March 31, 2002 has been completed. Concurrent with Andersen's dismissal, KPMG LLP ("KPMG") was appointed as the new independent accountant for the Registrant to replace Andersen for the year ending December 31, 2002. The decision to dismiss Andersen and to appoint KPMG was approved by the Board of Directors of Jones Entertainment Group, Ltd., as the Registrant's general partner, by unanimous written consent dated May 9, 2002.

        Andersen's reports on the Registrant's financial statements for the fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the year ended December 31, 2001. In its report for the year ended December 31, 2001, Andersen qualified its report by stating that the Registrant had suffered recurring losses from operations and had a net capital deficiency that raised substantial doubt about its ability to continue as a going concern.

        During the Registrant's two most recent fiscal years and the period from December 31, 2001 through May 13, 2002, there were no disagreements between the Registrant and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

        As required under Securities and Exchange Commission regulations, the Registrant provided Andersen with a copy of this Item 4 and requested Andersen to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements by the Registrant in this Item 4 and, if not, stating the respects in which it does not agree. Andersen's letter is filed as Exhibit 16.1 to this amended Current Report.

Item 7. Exhibits.

        16.1 Letter dated May 29, 2002, from Arthur Andersen LLP to the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES PROGRAMMING PARTNERS 1-A, LTD.
	By:	Jones Entertainment Group, Ltd., as General Partner
Dated: May 30, 2002		By:	/s/ TIMOTHY J. BURKE Timothy J. Burke Vice President

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Exhibits.
SIGNATURES